UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2013

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 452-9813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 10, 2013, we entered into an exchange and settlement agreement with Iliad Research and Trading, LP, or Iliad, regarding the warrant issued to Tonaquint, Inc., or Tonaquint, in December 2012 and subsequently transferred to Iliad. Under the agreement, we agreed to issue Iliad an aggregate of 314,252 shares of our common stock in exchange for the warrant, which we cancelled. At or prior to closing (which must occur no later than October 15, 2013), we will issue 86,283 of these shares to Iliad and instruct our transfer agent to reserve the remaining shares for issuance to Iliad, which shares will be issued at such time as Iliad would not be considered the beneficial owner of more than 4.99% of our outstanding shares of common stock. Iliad agreed that it would not sell any of such shares beginning from the date of effectiveness of the registration statement for a public offering of the sale of our common stock for gross proceeds of at least $15,000,000 until three months thereafter. In addition, so long as we close such financing by October 31, 2013, Iliad agreed to limit its sales of such shares, including shares received upon conversion of the last outstanding principal amount under the convertible promissory notes we issued to Tonaquint in December 2012, to no more than the higher of (i) 10% of our daily trading volume on any specific trading day, or (ii) 5% of our weekly trading volume in any given week. In addition, as of the date hereof, all of the outstanding principal amount under the convertible promissory notes we issued to Tonaquint in December 2012 have been converted into shares of our common stock. Accordingly, such notes are no longer issued and outstanding.

Iliad also agreed to waive any piggy-back registration rights it may have had in connection with our proposed financing as described on the Form S-1 originally filed with the SEC on May 15, 2013, and as amended on September 27, 2013.

The foregoing summary of the terms of the settlement agreement is qualified in its entirety by the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

In addition, since the end of the period covered by our last periodic report and not otherwise previously disclosed under Item 3.02 of Form 8-K or in a periodic report, we have sold the following equity securities:

On October 1, 2013, we issued 75,000 shares of our common stock to an accredited investor as payment under a consulting services agreement for services provided.

Item 9.01	Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description

10.1	Exchange and Settlement Agreement between Advaxis, Inc. and Iliad Research and Trading, LP, dated October 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By:	/s/ Mark Rosenblum
	Name:	Mark Rosenblum
	Title:	Chief Financial Officer

Date: October 11, 2013